UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN”), executed an Industry Domains Registration Agreement (the “Industry Domains Agreement”) with Key-Systems GmbH, a German limited liability company (“Key-Systems”).  Under the terms and conditions of the Industry Domains Agreement, Key-Systems will provide the technical services, including but not limited to hardware and software, in the creation and commercialization of Dot VN’s twenty-four (24) industry specific sub-domain names (“Industry Domains”).  Key-Systems will host the registration platform, maintain the database and provide data security.

In addition, Key-Systems will be a master reseller of Dot VN’s Industry Domains selling registrations through their network of 1,400 global resellers.  The Industry Domains Agreement has a term of five (5) years.

A copy of the Industry Domains Agreement by and between the Company and Key-Systems is attached hereto as Exhibit 10.46.

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.46	Industry Domains Registration Agreement dated September 16, 2009 by and between the Company and Key-Systems GmbH, a German limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC.
(Registrant)

Date: September 21, 2009	By:	/s/	Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice
President of Operations and Business
Development, and Corporate Secretary

Exhibit Index

No.	Description

10.46	Industry Domains Registration Agreement dated September 16, 2009 by and between the Company and Key-Systems GmbH, a German limited liability company.